EXHIBIT 11
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                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
             PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                             (In thousands, except per-share amounts)

                                                                          Years ended December 31
                                                                ------------------------------------------
                                                                   1995            1994            1993
                                                                ----------      ----------      ----------
Income before cumulative effect of accounting changes........   $1,088,101      $  690,902      $  476,226
  Less preferred dividends accrued:
    Market auction preferred.................................            -               -          (2,043)
    Money market preferred...................................            -               -          (2,028)
    Series A conversion preferred............................            -               -         (16,097)
  Add:
    Dividends on Series A conversion preferred
      shares assumed converted...............................            -               -          16,097
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted...............        1,582           2,413           2,681
                                                                ----------      ----------      ----------
Adjusted income before cumulative effect
  of accounting changes......................................    1,089,683         693,315         474,836
Cumulative effect of accounting changes......................            -               -          (4,173)
                                                                ----------      ----------      ----------
Adjusted net income..........................................   $1,089,683      $  693,315      $  470,663
                                                                ==========      ==========      ==========

Earnings per Common and Common Equivalent Share:
- -----------------------------------------------
Weighted average common shares outstanding...................      187,644         184,124         171,901
  Weighted average common equivalent shares:
    Stock option and compensation plans......................        3,127           2,379           2,643
    Convertible debentures...................................        2,860           4,352           4,827
    Series A conversion preferred............................            -               -           7,840
                                                                ----------      ----------      ----------
Weighted average common and common equivalent shares.........      193,631         190,855         187,211
                                                                ==========      ==========      ==========

Earnings per Common and Common Equivalent Share:
  Income before cumulative effect of accounting changes......   $     5.63      $     3.63      $     2.54
  Cumulative effect of accounting changes....................            -               -            (.03)
                                                                ----------      ----------      ----------
  Net Income.................................................   $     5.63      $     3.63      $     2.51
                                                                ==========      ==========      ==========

Earnings per Common Share Assuming Full Dilution:
- ------------------------------------------------
Weighted average common shares outstanding...................      187,644         184,124         171,901
  Weighted average common equivalent shares:
    Stock option and compensation plans......................        3,215           2,399           2,786
    Convertible debentures...................................        2,860           4,352           4,827
    Series A conversion preferred............................            -               -           7,840
                                                                ----------      ----------      ----------
Weighted average common and common equivalent shares.........      193,719         190,875         187,354
                                                                ==========      ==========      ==========

Earnings per Common Share Assuming Full Dilution:
  Income before cumulative effect of accounting changes......   $     5.63      $     3.63      $     2.53
  Cumulative effect of accounting changes....................            -               -            (.02)
                                                                ----------      ----------      ----------
  Net income.................................................   $     5.63      $     3.63      $     2.51
                                                                ==========      ==========      ==========
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